Exhibit (17)(i)

November 20, 2006



Dear fellow shareholder,

	As we begin our 19th year of operations, we are pleased to provide you with our Funds' 2006 Annual Report.

       In these uncertain financial times, isn't it comforting to know that you are invested in the Hawaii Municipal Fund and the Hawaii Intermediate Fund? As shareholders of the Funds, you are earning tax-free income* and supporting local projects designed to enrich our community. The money raised through municipal bonds is commonly used to build schools, hospitals, roads, airports, harbors, and water and electrical systems that serve to create jobs and improve the quality of life here in our islands.

       On the following pages are line graphs comparing each Fund's performance to the Lehman Muni Bond Index for the 10 years ended September 30, 2006, or the inception of the Fund if less than 10 years. Each graph assumes a hypothetical $10,000 investment in the respective Fund. The object of the graphs is to permit a comparison of the Funds with a benchmark and to provide perspective on market conditions and investment strategies and techniques that materially affected the performance of each Fund.

       Interest rates are the most important of many factors which can affect bond prices. Over the course of the fiscal year, the treasury yield curve flattened with short-term interest rates rising by 1.50% and long-term interest rates slightly increasing. This accounts for the Hawaii Municipal Fund's fiscal year price change of $0.06. The Hawaii Municipal Fund Investor Class had a Net Asset Value ("NAV") of $11.10 on October 1, 2005 and a NAV of $11.04 on September 30, 2006. The Hawaii Municipal Fund Institutional Class had a NAV of $11.11 on October 1, 2005 and a NAV of $11.05 on September 30, 2006. The rise in short term-rates resulted in the Hawaii Intermediate Fund's fiscal year price change of $0.03. The Hawaii Intermediate Fund had a NAV of $5.18 of October 1, 2005 and a NAV of $5.15 on September 30, 2006. The primary investment strategy of the Hawaii Municipal Fund is to purchase high quality long-term Hawaii municipal bonds. The primary investment strategy of the Hawaii Intermediate Fund is to purchase high quality three to ten year Hawaii municipal bonds. The past year's performance for these Funds, which is presented in this Annual Report, was primarily a result of the implementation of these strategies. As of September 30, 2006, 87.27% of the Hawaii Municipal Bond Fund's portfolio was invested in bonds rated AAA by Standard & Poor's ("S&P"). As of September 30, 2006, 76.58% of the Hawaii Intermediate Fund's portfolio was invested in bonds rated AAA by S&P.

       During the fiscal year ended September 30, 2006, the Federal Reserve Bank increased the Federal Funds Rate from 3.75% to 5.25%. Despite this increase in short term rates, the ten year treasury bond's yield rose by only .22%. In our opinion, the market's relatively mild reaction suggests that these actions, among other market events, will keep inflation pressures under control for the foreseeable future. The modest increase in rates at the long end of the yield curve can be interpreted as an indication that bond investors believe inflation will not greatly increase over the long-term. Still, there continues to be risks to inflation and the bond market, among which are US fiscal policy, international conflicts/terrorism and global economic factors.

                            STANDARD & POOR'S
                        MUNICIPAL BOND RATINGS
                          September 30, 2006

[The following tables were depicted as pie charts in the printed material.]

Hawaii Municipal Fund			Hawaii Intermediate Fund
AAA		87.27%			AAA		76.58%
AA		2.09%                   BAA1		13.41%
AA-		0.09%                   BBB+		 1.27%
BAA1		1.08%                   NR		 8.74%
BBB+		2.22%
BBB		3.22%
NR		4.03%


       We are proud to report that as a Hawaii resident, 100% of the dividends
earned in 2006 were both state and federal tax-free.*   There are no capital
gain distributions for the Hawaii Intermediate Fund for the 2006 calendar year. There will be a long-term capital gain distribution for the 2006 calendar year to shareholders of the Hawaii Municipal Fund.

       If you have any questions about this Annual Report or would like us to provide information about the Funds to your family or friends, please call us at 988-8088.

       Thank you for your business as well as the many referrals. On behalf of the staff and management of the Funds, I would like to extend to you and your family best wishes for a safe and happy holiday season.

Warmest Aloha,

/s/ Terrence K.H. Lee

Terrence K.H. Lee
President and CEO			First Pacific Securities, Inc./Distributor

A description of the policies and procedures that the Funds use to determine how to vote proxies relating to portfolio securities is available without charge, upon request, by calling (808) 988-8088.

Before investing, read the prospectus carefully. Please carefully consider the Funds' investment objectives, risks, and charges and expenses before investing. *Some income may be subject to the federal alternative minimum tax for certain investors. The prospectus contains this and other information about the Funds. Call 988-8088 for a free prospectus.

Funds' yields, share prices and investment returns fluctuate so that you may receive more or less than your original investment upon redemption. Past performance is no guarantee of future results. Hawaii Municipal Fund and Hawaii Intermediate Fund are series of First Pacific Mutual Fund, Inc.

Hawaii Municipal Fund Investor Class
$10,000 Investment in Fund Compared to Lehman Muni Bond Index

[The following table was depicted as a line chart in the printed material.]


		  Hawaii Municipal Fund	     Lehman Muni
                Investor Class		Bond Index
09/30/96		$10,000			$10,000
09/30/97		$10,709			$10,902
09/30/98		$11,371			$11,852
09/30/99		$11,366			$11,769
09/30/00		$11,789			$12,496
09/30/01		$12,744			$13,795
09/30/02		$13,761			$15,028
09/30/03		$14,309			$15,613
09/30/04		$14,886			$16,331
09/30/05		$15,309			$16,992
09/30/06		$15,847			$17,749

Average Annual Total Return
1 Year		3.52%
5 Year		4.45%
10 Year		4.71%

The graph above compares the increase in value of a $10,000 investment in the Hawaii Municipal Fund Investor Class with the performance of the Lehman Muni Bond Index. The objective of the graph is to permit you to compare the performance of the Fund with the current market and to give perspective to market conditions and investment strategies and techniques pursued by the investment manager that materially affected the performance of the Fund. The Lehman Muni Bond Index reflects reinvestment of dividends but not the expenses of the Fund. The return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is not indicative of future results. The total returns are before taxes on distributions or redemptions of Fund shares.

Hawaii Municipal Fund Institutional Class
$10,000 Investment in Fund Compared to Lehman Muni Bond Index

[The following table was depicted as a line chart in the printed material.]


		Hawaii Municipal Fund	     Lehman Muni
             Institutional Class	     Bond Index
10/22/02		$10,000			$10,000
09/30/03		$10,737			$10,707
09/30/04		$11,204			$11,200
09/30/05		$11,556			$11,654
09/30/06		$11,997			$12,172

Average Annual Total Return
1 Year			3.81%
Since Inception         4.73%

The graph above compares the increase in value of a $10,000 investment in the Hawaii Municipal Fund Institutional Class with the performance of the Lehman Muni Bond Index. The objective of the graph is to permit you to compare the performance of the Fund with the current market and to give perspective to market conditions and investment strategies and techniques pursued by the investment manager that materially affected the performance of the Fund. The Lehman Muni Bond Index reflects reinvestment of dividends but not the expenses of the Fund. The return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is not indicative of future results. The total returns are before taxes on distributions or redemptions of Fund shares.

Hawaii Intermediate Fund
$10,000 Investment in Fund Compared to Lehman Muni Bond Index

[The following table was depicted as a line chart in the printed material.]


		Hawaii Intermediate           Lehman Muni
                   Fund                   Bond Index
09/30/96		$10,000			$10,000
09/30/97		$10,517			$10,902
09/30/98		$11,050			$11,852
09/30/99		$11,214			$11,769
09/30/00		$11,652			$12.496
09/30/01		$12,538			$13,795
09/30/02		$13,197			$15,028
09/30/03		$13,556			$15,613
09/30/04		$13,856			$16,331
09/30/05		$14,153			$16,992
09/30/06		$14,506			$17,749

Average Annual Total Return
1 Year		2.49%
5 Year		2.96%
10 Year		3.79%

The graph above compares the increase in value of a $10,000 investment in the Hawaii Intermediate Fund with the performance of the Lehman Muni Bond Index. The objective of the graph is to permit you to compare the performance of the Fund with the current market and to give perspective to market conditions and investment strategies and techniques pursued by the investment manager that materially affected the performance of the Fund. The Lehman Muni Bond Index reflects reinvestment of dividends but not the expenses of the Fund. The return and principal value of an investment in the Fund will fluctuate so that an investor's shares, when redeemed, may be worth more or less than their original cost. Past performance is not indicative of future results. The total returns are before taxes on distributions or redemptions of Fund shares.

Your Fund's Expenses
As a Fund shareholder, you can incur two types of costs:
* Transaction costs, including sales charges (loads) on Fund purchases and redemption fees; and
* Ongoing Fund costs, including management fees, distribution and service (12b-
1) fees, and other Fund expenses. All mutual funds have ongoing costs, sometimes referred to as operating expenses.

The following table shows ongoing costs of investing in the Fund and can help you understand these costs and compare them with those of other mutual funds. The table assumes a $1,000 investment held for the six months indicated.

Actual Fund Expenses
The first line (Actual) for each share class listed in the table below provides actual account values and expenses. The "Ending Account Value" is derived from the Fund's actual return, which includes the effect of Fund expenses.

You can estimate the expenses you paid during the period, by following these steps. Of course, your account value and expenses will differ from those in this illustration:

 1.  Divide your account value by $1,000.
     If an account had an $8,600 value, the $8,600 /$1,000 = 8.6.

 2. Multiply the result by the number under the heading "Expenses Paid During Period."
     If expenses Paid During Period were $7.50, then 8.6 x $7.50 = $64.50.

In this illustration, the estimated expenses paid this period are $64.50.

Hypothetical example for Comparison with Other Funds
Information in the second line (Hypothetical) for each class in the table can help you compare ongoing costs of investing in the Fund with those of other mutual funds. This information may not be used to estimate the actual ending account balance or expenses you paid during the period. The hypothetical "Ending Account Value" is based on the actual expense ratio for each class and an assumed 5% annual rate of return before expenses, which does not represent the Fund's actual return. The figure under the heading "Expenses Paid During Period" shows the hypothetical expenses your account would have incurred under this scenario. You can compare this figure with the 5% hypothetical examples that appear in shareholder reports of other funds.

Please note that expenses shown in the table are meant to highlight ongoing costs and do not reflect any transaction costs, such as sales charges or redemption fees. Therefore, the second line for each class is useful in comparing ongoing costs only, and will not help you compare total costs of owning different funds. Please refer to the Fund prospectus for additional information on operating expenses.

                                Beginning         Ending       Expenses Paid
                              Account Value    Account Value  During Period*
                               03/31/06          09/30/06    03/31/06-09/30/06
Hawaii Municipal Fund Investor Class
Actual                           $1,000.00      $1,028.40         $4.61
Hypothetical                     $1,000.00      $1,020.45         $4.60


Hawaii Municipal Fund Institutional Class
Actual                           $1,000.00      $1,030.10         $2.99
Hypothetical                     $1,000.00      $1,022.05         $2.98

Hawaii Intermediate Fund
Actual                           $1,000.00      $1,022.90         $3.08
Hypothetical                     $1,000.00      $1,021.95         $3.08


*Expenses are equal to the annualized expense ratio for each class (.91%, .59% and .61%, respectively), multiplied by the average account value over the period, multiplied by 183/365 to reflect the one-half year period.

           REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



To the Shareholders and Board of Directors
First Pacific Mutual Fund, Inc.
Honolulu, Hawaii


We have audited the accompanying statements of assets and liabilities of Hawaii Municipal Fund and Hawaii Intermediate Fund (each a series of shares of First Pacific Mutual Fund, Inc. (the "Funds")), including the schedules of investments, as of September 30, 2006, and the related statements of operations for the year then ended, the statements of changes in net assets for each of the two years in the period then ended and the financial highlights for the periods indicated thereon. These financial statements and financial highlights are the responsibility of the Funds' management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits.

We conducted our audits in accordance with the standards of the Public Company
Accounting Oversight Board (United States).   Those standards require that we
plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material
misstatement.   The Funds are not required to have, nor were we engaged to perform, an audit of the Funds' internal control over financial reporting.
Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Funds' internal control over financial reporting.
Accordingly, we express no such opinion.   An audit also includes examining, on
a test basis, evidence supporting the amounts and disclosures in the financial
statements.   Our procedures included confirmation of securities owned as of
September 30, 2006, by correspondence with the custodian and brokers or by other appropriate auditing procedures where replies from brokers were not received. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall
financial statement presentation.   We believe that our audits provide a
reasonable basis for our opinion.

In our opinion, the financial statements and financial highlights referred to above present fairly in all material respects, the financial position of Hawaii Municipal Fund and Hawaii Intermediate Fund as of September 30, 2006, the results of their operations for the year then ended, the changes in their net assets for each of the two years in the period then ended and the financial highlights for each of the periods indicated thereon, in conformity with accounting principles generally accepted in the United States of America.



	                                     TAIT, WELLER & BAKER LLP
Philadelphia, Pennsylvania
November 10, 2006

HAWAII MUNICIPAL FUND

SCHEDULE OF INVESTMENTS

September 30, 2006

	                                                            Value
	Par Value	                                          (Note 1 (A))

                         HAWAII MUNICIPAL BONDS - 99.67%

		Hawaii County
			General Obligation Bonds - 4.83%
$	  300,000			5.600%,	05/01/11	$	  325,356
	  500,000			5.000%,	07/15/17		  538,665
	1,000,000			5.625%,	05/15/18		1,059,150
	1,000,000			5.625%,	05/15/19		1,059,150
	1,025,000			5.125%,	07/15/20		1,081,508
	1,250,000			5.125%,	07/15/21		1,317,238
	1,000,000			5.000%,	07/15/22		1,056,380
	1,000,000			5.000%,	07/15/23		1,053,960
									---------
									7,491,407
									---------

		Hawaii State
			General Obligation Bonds - 6.24%
	  135,000			6.000%,	10/01/08		  141,306
	  120,000			5.250%,	04/01/11		  124,183
	1,500,000			5.000%,	07/01/18		1,622,295
	2,000,000			5.250%,	07/01/18		2,143,960
	3,705,000			5.000%,	10/01/19		3,974,613
  	1,580,000			5.125%,	02/01/22		1,672,951
									---------
									9,679,308
									---------

			Airport Systems Revenue Bonds - 18.05%
	2,000,000			8.000%,	07/01/11		2,351,680
	  385,000			6.900%,	07/01/12		  425,271
	  360,000			6.900%,	07/01/12		  398,336
	4,580,000			6.500%,	07/01/13		5,057,099
	4,000,000			6.500%,	07/01/14		4,416,680
	  500,000			6.500%,	07/01/15		  551,900
	2,500,000			5.750%,	07/01/16		2,708,425
	3,235,000			5.750%,	07/01/17		3,497,391
	8,000,000			5.625%,	07/01/18		8,591,600
								       ----------
								       27,998,382
								       ----------

			Certificates of Participation - # 1 Capital District - 2.23%
	1,000,000			5.000%,	05/01/16		1,037,420
	  555,000			5.000%,	05/01/18		  575,202
	1,750,000			5.500%,	05/01/20		1,855,123
									---------
									3,467,745
									---------


See accompanying notes to financial statements.

                                        8

HAWAII MUNICIPAL FUND

September 30, 2006

	                                                            Value
	Par Value	                                          (Note 1 (A))

			Department of Budget & Finance Special Purpose Revenue Bonds
			     Hawaiian Electric Company, Inc. - 16.53%
$	5,430,000			5.750%,	12/01/18	$	5,791,909
	  125,000			6.150%,	01/01/20		  132,645
	1,125,000			5.700%,	07/01/20		1,200,476
	  115,000			5.450%,	11/01/23		  115,104
	  625,000			6.200%,	05/01/26		  632,375
	  600,000			5.875%,	12/01/26		  612,660
	9,825,000			5.650%,	10/01/27	       10,660,223
	6,025,000			6.200%,	11/01/29		6,494,348
								       ----------
								       25,639,740
								       ----------

			     Chaminade University - 0.83%
	1,270,000 			4.700%,	01/01/31		1,288,948
									---------

			     Hawaii Pacific Health - 0.10%
	  150,000 			5.600%,	07/01/33		  158,242
									  -------

			     Kapiolani Health Care System - 1.08%
	1,525,000			6.400%,	07/01/13		1,671,400
									---------


			     Kuakini Hawaii Health System - 3.21%
	1,570,000			6.300%,	07/01/22		1,714,785
	3,000,000			6.375%,	07/01/32		3,273,660
									---------
									4,988,445
									---------

			     Mid Pacific Institute - 1.25%
	1,835,000 			5.000%,	01/01/26		1,946,366
									---------

			     The Queen's Health Systems - 0.07%
	  100,000			5.250%,	07/01/23		  104,827
									  -------

			     Wilcox Hospital - 2.12%
	  800,000			5.250%,	07/01/13		  830,168
	2,245,000			5.350%,	07/01/18		2,334,171
	  115,000			5.500%,	07/01/28		  118,871
									---------
									3,283,210
									---------

See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND

September 30, 2006

	                                                          Value
	Par Value	                                        (Note 1 (A))

		      Harbor Capital Improvements Revenue Bonds - 6.52%
$	2,000,000			5.750%,	07/01/12	$	2,065,080
	  500,000			5.000%,	01/01/14		  534,380
	1,580,000			5.250%,	01/01/16		1,703,730
	1,665,000			5.375%,	01/01/17		1,809,089
	  200,000			5.750%,	07/01/17		  206,508
	  500,000			5.500%,	07/01/19		  536,775
	2,505,000			5.250%,	01/01/21		2,702,594
	  520,000			5.750%,	07/01/29		  554,102
								       ----------
								       10,112,258
								       ----------

			Hawaii Health Systems - 1.40%
	  760,000			3.800%,	02/15/13		  753,190
	1,370,000			4.700%,	02/15/19		1,420,731
									---------
									2,173,921
									---------

			Highway Revenue Bonds - 3.90%
	1,000,000			5.000%,	07/01/20		1,074,630
	1,000,000			5.000%,	07/01/21		1,072,340
 	3,655,000			5.000%,	07/01/22		3,911,033
									---------
									6,058,003
									---------

			Housing Authority Single Family
				Mortgage Special Purpose Revenue Bonds - 3.13%
	  315,000			5.750%,	07/01/30		  315,790
	2,615,000			5.375%,	07/01/33		2,700,066
	1,790,000			5.000%,	07/01/36		1,844,112
									---------
									4,859,968
									---------


			Department of Hawaiian Homelands - 1.96%
	1,355,000			4.100%,	07/01/07		1,356,016
	1,465,000			4.250%,	07/01/09		1,474,728
	  200,000			4.450%,	07/01/11		  203,296
									---------
									3,034,040
									---------

			University Faculty Housing - 1.49%
	  800,000			5.650%,	10/01/16		  804,752
	1,500,000			5.700%,	10/01/25		1,508,955
									---------
									2,313,707
									---------


See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND

September 30, 2006

	                                                          Value
	Par Value	                                        (Note 1 (A))

			University of Hawaii - Revenue Bonds - 4.61%
$	  750,000			5.500%,	07/15/16	$	  823,313
	2,500,000			5.000%,	07/15/29		2,649,925
	3,500,000			5.125%,	07/15/32		3,673,565
									---------
									7,146,803
									---------

		Honolulu City & County
			Board of Water Supply - 2.41%
	2,545,000			4.750%,	07/01/19		2,674,311
	1,000,000			5.000%,	07/01/23		1,060,480
									---------
									3,734,791
									---------

			Waste & Water System - 4.40%
	2,000,000			5.250%,	07/01/18		2,101,840
	4,370,000			5.000%,	07/01/18		4,726,286
									---------
									6,828,126
									---------

			General Obligation Bonds - 0.44%
	  365,000			6.000%,	11/01/10		  398,784
	  275,000			5.125%,	07/01/15		  288,481
									  -------
									  687,265
									  -------

			Housing Authority Multi-Family Mortgage Revenue Bonds
				Maunakea Apartments - 0.34%
	  508,000			5.750%,	11/20/09		  522,483
									  -------

				Sunset Villas - 3.33%
	2,955,000			5.600%,	07/20/21		3,068,590
	2,000,000			5.700%,	07/20/31		2,106,280
									---------
									5,174,870
									---------

See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND

September 30, 2006

	                                                          Value
	Par Value	                                        (Note 1 (A))

		Kauai County
			General Obligation Bonds - 4.98%
$	  410,000			5.850%,	08/01/07	$	  417,577
	1,280,000			5.850%,	08/01/07		1,303,654
	  595,000			6.250%,	08/01/19		  652,174
	  695,000			6.250%,	08/01/22		  761,783
	1,065,000			5.000%,	08/01/25		1,105,097
	3,280,000			5.000%,	08/01/27		3,479,096
									---------
									7,719,381
									---------

			Housing Authority Paanau Project - 0.67%
	1,040,000			7.250%,	04/01/12		1,040,541
									---------

		Maui County
			General Obligation Bonds - 3.55%
	  500,000			5.300%,	09/01/14		  512,940
	  500,000			5.000%,	09/01/17		  511,615
	  500,000			5.000%,	07/01/20		  540,820
	  500,000			4.500%,	07/01/21		  515,495
	  695,000			4.625%,	07/01/22		  721,758
	  525,000			5.000%,	03/01/23		  559,067
	1,000,000			5.000%,	07/01/23		1,074,120
	1,000,000			5.000%,	07/01/24		1,070,790
									---------
									5,506,605
									---------

Total Hawaii Municipal Bonds (Cost $150,268,312)     		      154,630,782
								      -----------




See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND

September 30, 2006

	                                                            Value
	Par Value	                                          (Note 1 (A))

                      PUERTO RICO MUNICIPAL BONDS - 0.15%
		Puerto Rico Commonwealth
			Housing Finance Corp.
				Single-Family Mortgage Revenue Bonds - 0.15%
$	  230,000			6.250%,	04/01/29	$	  232,827
									  -------

     Total Puerto Rico Municipal Bonds (Cost $230,093)  	          232,827
									  -------


                     VIRGIN ISLANDS MUNICIPAL BONDS - 0.08%
		Virgin Islands
			Public Finance Authority, Series A - 0.08%
	  100,000			7.300%,	10/01/18		  124,827
									  -------

     	Total Virgin Islands Municipal Bonds (Cost $99,625)	  	  124,827
									  -------



	Total Investments (Cost $150,598,030) (a)	 99.90%       154,988,436
	Other Assets Less Liabilities			   .10%	    	  159,931
							-------		---------
	Net Assets					100.00%     $ 155,148,367
							=======		=========

   (a)	Aggregate cost for federal income tax purposes is $150,543,241.

At September 30, 2006, unrealized appreciation (depreciation) of securities for federal income tax purposes is as follows:

			Gross unrealized appreciation		    $	4,521,002
			Gross unrealized (depreciation)  		  (75,807)
									  -------
				Net unrealized appreciation         $   4,445,195
									  =======







See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND

SCHEDULE OF INVESTMENTS

September 30, 2006

	                                                          Value
	Par Value	                                        (Note 1 (A))

                      HAWAII MUNICIPAL BONDS -  87.53%
		Hawaii County
			General Obligation Bonds - 6.94%
$	  350,000			5.000%,	07/15/11	$	  371,641
	  250,000			4.000%,	07/15/13		  255,052
				      					  -------
									  626,693
									  -------
		Hawaii State
			Airport Systems Revenue Bonds - 5.39%
	  100,000			5.000%,	07/01/07		  100,973
	  100,000			6.900%,	07/01/12	 	  110,649
 	  250,000			6.375%,	07/01/12		  275,052
									  -------
									  486,674
									  -------

			Certificates of Participation  - Kapolei - 2.89%
 	  250,000			5.250%,	05/01/13	 	  260,797
									  -------

			Certificates of Participation  - #1 Capitol District - 1.11%
        100,000			4.750%,	05/01/07		  	  100,663
									  -------

			Department of Budget & Finance
				Special Purpose Revenue Bonds
				Hawaiian Electric - 4.72%
	  400,000			4.950%,	04/01/12	 	  426,484
									  -------

				Kapiolani Health Care Systems - 12.14%
      1,000,000			6.400%,	07/01/13			1,096,000
									---------

				Wilcox Hospital - 1.15%
	  100,000			5.250%,	07/01/13	 	  103,771
									  -------

			General Obligation Bonds - 4.57%
	  150,000			5.900%,	10/01/06		  150,000
  	  100,000			5.250%,	07/01/12		  108,430
  	  150,000			5.000%,	04/01/15	 	  154,689
									  -------
									  413,119
									  -------



See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND

September 30, 2006

	                                                           Value
	Par Value	                                         (Note 1 (A))

			Harbor Capital Improvements Revenue Bonds - 9.41%
$	  200,000			5.400%,	07/01/09	  $	  206,166
	   70,000			5.750%,	07/01/10		   74,841
	  210,000			5.000%,	07/01/10		  219,072
	  185,000			5.250%,	07/01/11		  190,350
	  150,000			5.000%,	07/01/12	   	  159,118
									  -------
									  849,547
									  -------

			Hawaiian Homeland Department - 1.12%
	  100,000			4.450%,	07/01/11	 	  101,648
									  -------

			Housing Authority
				Multi-Family Special Purpose Mortgage
				Revenue Bonds - 1.10%
	  100,000			3.700%,	01/01/13	 	   99,390
									  -------

			Housing Authority
				Single Family Special Purpose Mortgage
				Revenue Bonds - 11.42%
	  300,000			4.800%,	07/01/07		  301,347
     	  265,000			4.650%,	07/01/12		  271,951
	  445,000			4.800%,	07/01/13	 	  457,576
									---------
									1,030,874
									---------

			University of Hawaii
				University Revenue Bonds - 4.56%
	  300,000			4.300%,	07/15/13	 	  309,909
	  100,000			4.000%,	07/15/16	 	  102,016
									  -------
									  411,925
									  -------

			Hawaii Health Systems Corp. - 3.29%
	  300,000			3.800%,	02/15/13	 	  297,312
									  -------



See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND

September 30, 2006

	                                                           Value
	Par Value	                                         (Note 1 (A))
	        Honolulu City & County
		    	General Obligation Bonds - 4.79%
$	  150,000			4.750%,	02/01/09	$ 	  153,404
	  100,000			5.000%,	07/01/09		  103,831
	  170,000			4.850%,	02/01/10		  175,302
									  -------
									  432,537
									  -------

			Waste System Revenue - 4.68%
	  200,000			4.400%,	07/01/11		  205,686
	  200,000			5.500%,	07/01/11		  216,598
									  -------
									  422,284
									  -------

			Multi-Family Mortgage Revenue Bond Maunakea - 1.05%
	   92,000			5.750%,	11/20/09             	   94,623
									  -------

	       Kauai County
			General Obligation Bonds - 2.80%
	   35,000			4.125%,	08/01/08		   35,388
	  215,000			4.125%,	08/01/08	 	  217,157
									  -------
									  252,545
									  -------
	        Maui County
			General Obligation Bonds - 4.40%
	  190,000			4.650%,	03/01/07		  190,891
	  200,000			4.250%,	03/01/12	 	  206,430
									  -------
									  397,321
									  -------

	Total Hawaii Municipal Bonds (Cost $7,844,696)	     		7,904,207
									---------




See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND

September 30, 2006

	                                                            Value
	Par Value	                                          (Note 1 (A))

	             VIRGIN ISLANDS MUNICIPAL BONDS - 3.00%
		Virgin Islands Water & Power Authority
			Electric System Revenue - 3.00%
$	  250,000			5.000%,	 07/01/14		$ 270,460
									  -------

 Total Virgin Islands Municipal Bonds (Cost $269,242)	  		  270,460
									  -------


	Total Investments (Cost $8,113,938) (a)	 	 90.53%         8,174,667
	Other Assets Less Liabilities			  9.47%	    	  855,423
							-------		---------
	Net Assets					100.00%       $ 9,030,090
							=======		=========

   (a)	Aggregate cost for federal income tax purposes is $8,113,938.

At September 30, 2006, unrealized appreciation (depreciation) of securities for federal income tax purposes is as follows:

			Gross unrealized appreciation		    $	   89,337
			Gross unrealized (depreciation)  		  (28,608)
									  -------
				Net unrealized appreciation         $      60,729
									  =======




See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

STATEMENTS OF ASSETS AND LIABILITIES

September 30, 2006

	                                                Municipal    Intermediate
	                                                   Fund          Fund
ASSETS
   Investments at market value
     (Identified cost $150,598,030 and $8,113,938,
      respectively) (Note 1 (A))                     $154,988,436    $8,174,667
   Cash                                                   866,846       867,376
   Interest receivable                                  2,290,952        102,74
   Subscriptions receivable                                26,631             -
   Other assets                                             9,169           702
        Total assets                                  158,182,034     9,145,493

LIABILITIES
   Payable for investment securities purchased          2,649,925       102,016
   Distributions payable                                  129,014         5,311
   Redemptions payable                                    129,858             -
   Management fee payable                                  63,892         3,034
   Administration fee payable                               2,502           152
   Distribution plan payable                               18,768             -
   Shareholder servicing fee payable                       12,512             -
   Transfer agent fee payable                               7,415           959
   Accrued expenses                                        19,781         3,931
                                                        ---------     ---------
      Total liabilities                                 3,033,667       115,403
                                                     ------------    ----------
NET ASSETS                                           $155,148,367    $9,030,090
                                                     ============    ==========

INVESTOR CLASS SHARES
   Net assets
   (Applicable to 13,750,221 and 1,752,771
    shares outstanding, respectively
    $.01 par value, 20,000,000 shares authorized)    $151,852,320    $9,030,090
                                                     ============    ==========

NET ASSET VALUE, OFFERING AND REPURCHASE
   PRICE PER SHARE, INVESTOR  CLASS SHARES                 $11.04         $5.15
                                                           ======         =====

INSTITUTIONAL CLASS SHARES
	Net assets
	Applicable to 298,229 shares outstanding,
       $.01 par value, 20,000,000 shares authorized)   $3,296,047
                                                       ==========

NET ASSET VALUE, OFFERING AND REPURCHASE
   PRICE PER SHARE, INSTITUTIONAL CLASS SHARES             $11.05
                                                           ======

NET ASSETS
   At September 30, 2006, net assets consisted of:
     Paid-in capital                                 $150,683,004    $8,978,772
     Undistributed net investment income                   54,789             -
     Accumulated net realized gain (loss) investments      20,168        (9,411)
     Net unrealized appreciation                        4,390,406        60,729
                                                     ------------    ----------
                                                     $155,148,367    $9,030,090
                                                     ============    ==========

See accompanying notes to financial statements.

                                   18

HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

STATEMENTS OF OPERATIONS

For the year ended September 30, 2006

	                                                  Municipal   Intermediate
	                                                     Fund         Fund

INVESTMENT INCOME
   Interest income                                      $7,014,760    $351,172

   Expenses
     Management fee (Note 2)                               771,191      47,836
     Distribution costs (Notes 2 and 3)                    226,603           -
     Transfer agent fee (Note 2)                           111,298       9,957
     Shareholder services fee (Note 2)                     151,067           -
     Administration fee (Note 2)                            30,211       1,914
     Accounting fee                                        110,975       5,343
     Legal and audit fees                                  105,415       5,226
     Printing                                                3,256       1,128
     Miscellaneous                                           4,216           -
     Custodian fee                                          26,623       3,000
     Insurance                                              10,986       2,197
     Registration fee                                        5,728       2,036
     Chief Compliance Officer fee                           30,212           -
     Directors fees                                          6,281       3,772
                                                         ---------     -------
     Total expenses                                      1,594,062      82,409
     Expense reimbursement (Note 2)                              -      (9,555)
     Fee reductions (Note 5)                              (212,651)    (12,859)
                                                         ---------     -------
     Net expenses                                        1,381,411      59,995
                                                         ---------     -------
        Net investment income                            5,633,349     291,177
                                                         ---------     -------

NET REALIZED AND UNREALIZED GAIN (LOSS)
	ON INVESTMENTS
   Net realized gain (loss) from security transactions      20,347      (7,359)
   Change in unrealized appreciation of investments       (268,323)    (42,403)
                                                          --------     -------
        Net (loss) on investments                         (247,976)    (49,762)
                                                          --------     -------

NET INCREASE IN NET ASSETS
      RESULTING FROM OPERATIONS                         $5,385,373    $241,415
                                                        ==========    ========




See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND

STATEMENT OF CHANGES IN NET ASSETS

	                                   For The Year Ended	 For The Year Ended
	                                   September 30, 2006  September 30, 2005

INCREASE (DECREASE) IN NET ASSETS FROM
   Operations
     Net investment income                       $5,633,349         $5,441,018
     Net realized gain on investments                20,347            592,953
     Increase (decrease) in unrealized
     appreciation (depreciation) of investments    (268,323)        (1,852,249)
                                                 ----------          ---------
        Net increase in net assets
         resulting from operations                5,385,373          4,181,722
                                                 ----------          ---------

   Distributions to shareholders from:
     Net investment income
        Investor Class
        ($.40 and $.41 per share, respectively)  (5,498,552)        (5,329,059)
        Institutional Class
        ($.43 and $.44 per share, respectively)    (124,416)          (114,848)
	Capital gains
	   Investor Class
         ($.04 and $.02 per share, respectively)   (546,877)          (217,179)
     	   Institutional Class
         ($.04 and $.02 per share, respectively     (11,190)            (4,488)
                                                  ---------          ---------
            Total distributions to shareholders  (6,181,035)        (5,665,574)
                                                  ---------          ---------

   Capital share transactions (a)
     Increase in net assets resulting
        from capital share transactions           2,440,036          9,211,693
                                                  ---------          ---------
            Total increase in net assets          1,644,374          7,727,841

NET ASSETS
   Beginning of year                            153,503,993        145,776,152
                                                -----------        -----------

   End of year (including undistributed net investment
   income of $58,077 and $47,542, respectively $155,148,367       $153,503,99
                                               ============       ===========

(a)	Summary of capital share activity follows:

                                    Investor Class           Investor Class
		                      For The Year Ended       For The Year Ended
		                      September 30, 2006       September 30, 2005
       			           Shares     Value	     Shares      Value
   Shares sold                  1,225,926  $13,429,493   1,773,207 $19,837,309
   Shares issued on reinvestment
      of distributions            399,152    4,375,343     350,847    3,923,84
                                ---------   ----------   ---------  ----------
                                1,625,078   17,804,836   2,124,054  23,761,155
   Shares redeemed             (1,431,216) (15,677,428) (1,294,199)(14,481,407)
                                ---------   ----------   ---------  ----------
       Net increase (decrease)    193,862   $2,127,408     829,855  $9,279,748
                                =========   ==========   =========  ==========


                                 Institutional Class       Institutional Class
		                     For The Year Ended        For The Year Ended
		                     September 30, 2006        September 30, 2005
       			           Shares     Value	     Shares      Value
    Shares sold                    20,667    $228,438      66,495    $749,862
    Shares issued on reinvestment
       of distributions            39,197     431,833       1,612      18,043
                                   ------     -------      ------     -------
                                    2,159      23,678      68,557     767,905
    Shares redeemed               (13,071)   (142,883)    (74,593)   (835,960)
                                   ------     -------      ------     -------
       Net increase (decrease)     28,285    $312,628      (6,036)   $(68,055)
                                   ======     =======      ======     =======



See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND


STATEMENT OF CHANGES IN NET ASSETS

	                                     For The Year Ended For The Year Ended
	                                     September 30, 2006 September 30, 2005

INCREASE (DECREASE) IN NET ASSETS FROM
   Operations
     Net investment income                         $  291,177         $	284,451
     Net realized (loss) on investments                (7,359)             (343)
     Increase (decrease) in unrealized
     appreciation (depreciation) of investments       (42,403)          (99,365)
                                                      -------           -------
        Net increase in net assets
        resulting from operations                     241,415           184,743

    Distributions to shareholders from:
     Net investment income
        ($.16 and $.15 per share, respectively)      (291,177)         (284,451)

    Capital share transactions (a)
     Increase (decrease) in net assets resulting
     from capital share transactions               (1,074,403)        1,281,258
                                                    ---------         ---------

           Total increase (decrease) in net assets (1,124,165)        1,181,550

NET ASSETS
   Beginning of year                               10,154,255         8,972,705
                                                   ----------        ----------
   End of year                                    $ 9,030,090       $10,154,255
                                                   ==========        ==========

(a)	Summary of capital share activity follows:

		                         For The Year Ended	 For The Year Ended
		                         September 30, 2006      September 30, 2005

       			            Shares      Value	     Shares       Value

    Shares sold                    340,095   $1,744,109    618,630   $3,236,495
    Shares issued on reinvestment
       of distributions             44,450      227,997     42,969      224,036
                                   -------    ---------    -------    ---------
                                   384,545    1,972,106    661,599    3,460,531
    Shares redeemed               (593,363)  (3,046,509)  (418,802)  (2,179,273)
                                   -------    ---------    -------    ---------
       Net increase (decrease)    (208,818) $(1,074,403)   242,797   $1,281,258




See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each year)


	                                          INVESTOR CLASS

                                            Years Ended September 30,
	                                2006     2005     2004     2003    2002(b)
Net asset value
   Beginning of year                  $11.10   $11.21   $11.22   $11.25  $10.89
                                      ------   ------   ------   ------  ------
Income from investment operations
   Net investment income                 .40      .41      .47      .47     .48
   Net gain (loss) on securities
      (both realized and unrealized)    (.02)    (.09)       -     (.03)    .36
                                      ------   ------   ------   ------  ------
    Total from investment operations     .38      .32      .47      .44     .84
                                      ------   ------   ------   ------  ------

Less distributions
   Dividends from net investment income (.40)    (.41)    (.47)    (.47)   (.48)
   Distributions from capital gains     (.04)    (.02)    (.01)       -***    -
                                      ------   ------   ------   ------  ------
      Total distributions               (.44)    (.43)    (.48)    (.47)   (.48)
                                      ------   ------   ------   ------  ------
   End of year                        $11.04   $11.10   $11.21   $11.22  $11.25
                                      ======   ======   ======   ======  ======

Total return                            3.52%    2.84%    4.03%    3.98%   7.98%

Ratios/Supplemental Data
  Net assets, end of year (in 000's)$151,852 $150,505 $142,680 $141,838 $134,980
   Ratio of expenses to average
      net assets (a)                   1.04%     .98%    1.00%    1.01%    1.02%
   Ratio of net investment income
      to average net assets            3.64%    3.55%    3.98%    4.22%    4.42%

Portfolio turnover                    22.17%   26.82%   10.53%   16.40%   13.06%


***	Less than $.01 per share

(a)	Ratios of expenses to average net assets after the reduction of custodian fees and other expenses under a custodian arrangement were .90%, .94%, .98%, ..99%, and .96%, for the years ended September 30, 2006, 2005, 2004, 2003, and 2002, respectively.

(b)	As required, effective October 1, 2001, the Fund has adopted the provisions of the AICPA Audit and Accounting Guide for Investment Companies and
began amortizing market discount on debt securities.   Had the Fund not
amortized market discount as an adjustment to interest income, the net investment income to average net assets would have been 4.38%.


See accompanying notes to financial statements.

                                        22

HAWAII MUNICIPAL FUND

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each period)

	                               INSTITUTIONAL CLASS

	                                       For the            Period
                                                                 Ended
                                Years Ended September 30,       September
                                      2006     2005     2004     2003 **
Net asset value
   Beginning of year                  $11.11   $11.22   $11.23   $10.91
                                      ------   ------   ------   ------
Income from investment operations
   Net investment income                 .44      .44      .51      .47

   Net gain (loss) on securities
      (both realized and unrealized)    (.03)    (.09)       -      .32
                                      ------   ------   ------   ------
    Total from investment operations     .41      .35      .51      .79
                                      ------   ------   ------   ------

Less distributions
   Dividends from net investment income (.43)    (.44)    (.51)    (.47)

   Distributions from capital gains     (.04)    (.02)    (.01)       - ***
                                      ------   ------   ------   ------
      Total distributions               (.47)    (.46)    (.52)    (.47)
                                      ------   ------   ------   ------

   End of year                        $11.05   $11.11   $11.22   $11.23
                                      ======   ======   ======   ======

Total return                            3.81%    3.14%    4.58%    7.36%

Ratios/Supplemental Data
   Net assets, end of year (in 000's) $3,296   $2,999   $3,096   $2,814

   Ratio of expenses to average
      net assets (a)                     .79%     .73%     .75%     .76%*

   Ratio of net investment income
      to average net assets             3.89%    3.89%    4.23%    4.47%*

Portfolio turnover                     22.17%   26.82%   10.53%   16.40%


*	Annualized
**	Commencement of Operations was October 22, 2002
***	Less than $.01 per share


(a)	Ratios of expenses to average net assets after the reduction of custodian fees and other expenses under a custodian arrangement for the Institutional
Class were .65%, .69%, .73% and .74% for the periods ended September 30,
2006, 2005, 2004 and 2003, respectively.

See accompanying notes to financial statements.

HAWAII INTERMEDIATE FUND

FINANCIAL HIGHLIGHTS

(For a share outstanding throughout each year)


                                            Years Ended September 30,
	                                2006     2005     2004     2003    2002
Net asset value
   Beginning of year                   $5.18    $5.22    $5.26    $5.27   $5.17
                                       -----    -----    -----    -----   -----
Income from investment operations
   Net investment income                 .16      .15      .15      .15     .16
   Net gain (loss) on securities
      (both realized and unrealized)    (.03)    (.04)    (.04)    (.01)    .10
                                       -----    -----    -----    -----   -----
    Total from investment operations     .13      .11      .11      .14     .26
                                       -----    -----    -----    -----   -----
Less distributions
   Dividends from net investment income (.16)    (.15)    (.15)    (.15)   (.16)
                                       -----    -----    -----    -----   -----
      Total distributions               (.16)    (.15)    (.15)    (.15)   (.16)
                                       -----    -----    -----    -----   -----

   End of year                         $5.15    $5.18    $5.22    $5.26   $5.27
                                       =====    =====    =====    =====   =====

Total return                            2.49%    2.15%    2.21%    2.72%   5.26%

Ratios/Supplemental Data
   Net assets, end of year (in 000's)  $9,030  $10,154  $8,973   $7,647  $6,345

   Ratio of expenses to average net assets
      Before expense reimbursements     .86%    .83%     .82%    .96%    .84%
      After expense reimbursements      .76%(a) .73%(a)  .72%(a) .73%(a) .74%(a)

   Ratio of net investment income to
   	average net assets
      Before expense reimbursements    2.81%   2.74%    2.84%   2.61%   3.15%
      After expense reimbursements     2.91%   2.90%    2.94%   2.86%   3.15%

Portfolio turnover                     1.13%  15.72%   13.96%  20.02%  18.29%

(a)	Ratios of expenses to average net assets after the reduction of custodian fees and other expenses under a custodian arrangement were .63%, .68%, .70%, ..71%, and .69%, for the years ended September 30, 2006, 2005, 2004, 2003, and 2002, respectively.


See accompanying notes to financial statements.

HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS

September 30, 2006

(1)	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Hawaii Municipal Fund and Hawaii Intermediate Fund ("Funds") are each a series of shares of First Pacific Mutual Fund, Inc. which is registered under the Investment Company Act of 1940, as a non-diversified open-end
management company.   Hawaii Municipal Fund is authorized to offer two
Classes of Shares:   Investor Shares and Institutional Shares.   The Classes
offer different distribution charges and shareholder servicing fees which may affect performance.

The investment objective of the Funds is to provide a high level of current income exempt from federal and Hawaii state income taxes, consistent with preservation of capital and prudent investment management. The Funds seek to achieve their objective by investing primarily in municipal securities which pay interest that is exempt from federal and Hawaii income taxes.

The Funds are subject to the risk of price fluctuation of the municipal securities held in their portfolios which is generally a function of the underlying credit rating of an issuer, the maturity length of the securities, the securities' yield, and general economic and interest rate conditions.

Since the Funds invest primarily in obligations of issuers located in Hawaii, the marketability and market value of these obligations may be affected by certain Hawaiian constitutional provisions, legislative measures, executive orders, administrative regulations, voter initiatives,
and other political and economic developments.   If any such problems arise,
they could adversely affect the ability of various Hawaiian issuers to meet their financial obligation.

In preparing financial statements in conformity with accounting principles generally accepted in the United States of America, management makes estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements, as well as the reported
amounts of income and expenses during the reported period.   Actual results
could differ from those estimates.

(A)   SECURITY VALUATION
	Portfolio securities, which are fixed income securities, are valued by an independent pricing service using market quotations, prices provided by market-makers, or estimates of market values obtained from yield data relating to instruments or securities with similar characteristics, in accordance with procedures established in good faith by the Board of
	Directors.   Securities with remaining maturities of 60 days or less are
	valued on the amortized cost basis as reflecting fair value. Securities for which market quotations are not readily available will be valued at their "fair value" in good faith. For these purposes, "fair value" means the price that the Fund Accountant and the Investment Manager reasonably expect the Fund could receive from an arm's-length buyer upon the current sale of the securities within seven (7) days, after considering all appropriate factors and indications of value available to them. Such value will be cost if the Investment Manager determines such valuation is appropriate after considering a multitude of factors in accordance with established procedures.

HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS - (Continued)

September 30, 2006

(B)   FEDERAL INCOME TAXES
	It is the Funds' policy to comply with the requirements of the Internal Revenue Code applicable to regulated investment companies and to distribute their taxable income, if any, to their shareholders.
	Therefore, no federal income tax provision is required.   At September
	30, 2006, the Hawaii Intermediate Fund had an unused capital loss carryforward of $2,052 of which $1,709 expires in 2010 and $343 expires in 2013.

(C)	SECURITY TRANSACTIONS, INVESTMENT INCOME AND DISTRIBUTIONS TO SHAREHOLDERS
	Security transactions are recorded on the trade date.   Interest
	income is recorded on the accrual basis.   Bond discounts and premiums are
	amortized using the interest method.   Distributions to shareholders are
	declared daily and reinvested or paid in cash monthly.

	The tax character of distributions paid during the years ended September 30, 2006 and 2005 were as follows:

                   Exempt-                Long-Term
                  Interest    Ordinary    Capital        Total
                  Dividends    Income      Gains     Distributions

      Hawaii Municipal Fund
        2006      $5,622,968  $     -     $558,067    $6,181,035
        2005      $5,443,907  $     -     $221,667    $5,665,574
      Hawaii Intermediate Fund
        2006      $  291,177  $     -     $     -     $  291,177
        2005      $  284,451  $     -     $     -     $  284,451


	The tax character of distributable earnings at September 30, 2006 were as follows:

Undistributed                                   Post  Unrealized  Total
Ordinary Exempt-  Undistributed  Capital Loss  October  Gain/   Distributable
Interest Income   Capital Gains  Carryforwards Loss*   (Loss)**   Earnings

Hawaii
Municipal Fund
$     -             $20,168      $  -          $  -    $4,445,195 $4,465,363

Intermediate Fund
$     -             $  -         $(2,052)      $(7,359)$   60,729 $   51,318



	* The difference between book basis and tax basis unrealized appreciation is attributable to market discount on debt securities.

	Accounting principles generally accepted in the United States of America require that certain components of net assets be reclassified between financial and tax reporting. These reclassifications have no effect on net assets or net asset value per share. During the year, the Hawaii Municipal Fund's undistributed investment income was decreased by $3,134, undistributed capital gain was decreased by $154, and paid in capital was increased by $3,288.

HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS - (Continued)

September 30, 2006

(2)	INVESTMENT MANAGEMENT FEE AND OTHER TRANSACTIONS WITH AFFILIATES

Lee Financial Group Inc. ("LFG") provides the Funds with management and administrative services pursuant to a management agreement and
administrative services agreement.   In accordance with the terms of the
management agreement and the administrative services agreement, LFG receives compensation at the annual rate of .50% and up to .05% of each Fund's
average daily net assets, respectively.   For the year ended September 30,
2006, LFG voluntarily waived certain management fees in the amount of $9,555 for the Hawaii Intermediate Fund.

The Funds' distributor, First Pacific Securities, Inc. ("FPS"), a wholly-owned subsidiary of LFG, received $226,603 and $0 for costs incurred in connection with the sale of Hawaii Municipal Fund's shares and Hawaii Intermediate Fund's shares, respectively (See Note 3).

First Pacific Recordkeeping, Inc. ("FPR"), a wholly-owned subsidiary of LFG,
serves as the transfer agent for the Funds.   In accordance with the terms
of the transfer agent agreement, FPR receives compensation at the annual
rate of .06% of each Fund's average daily net assets.   FPR also provides
the Hawaii Municipal Fund with certain clerical, bookkeeping and shareholder services pursuant to a service agreement approved by the Fund's directors. As compensation for these services FPR receives a fee, computed daily and payable monthly, at an annualized rate of .10% of average daily net assets.

Certain officers and directors of the Funds are also officers of LFG, FPS and FPR.


(3)	DISTRIBUTION COSTS

The Funds' Board of Directors, including a majority of the Directors who are not "interested persons" of the Funds, as defined in the Investment Company Act of 1940, adopted a distribution plan pursuant to Rule 12b-1 of the Act. The Plan regulates the manner in which a regulated investment company may assume costs of distributing and promoting the sales of its shares.

The Plan provides that the Hawaii Municipal Fund Investor Class and the Hawaii Intermediate Fund may incur certain costs, which may not exceed .25% per annum of the Funds' average daily net assets, for payment to the distributor for items such as advertising expenses, selling expenses, commissions or travel, reasonably intended to result in sales of shares of the Funds. The Hawaii Municipal Fund Institutional Class will not incur any distribution costs.


(4)	PURCHASES AND SALES OF SECURITIES

Purchases and sales of securities aggregated $39,249,594 and $33,219,918, respectively, for the Hawaii Municipal Fund. Purchases and sales of securities for the Hawaii Intermediate Fund aggregated $102,016 and $1,635,201, respectively.

HAWAII MUNICIPAL FUND
HAWAII INTERMEDIATE FUND

NOTES TO FINANCIAL STATEMENTS - (Continued)

September 30, 2006

(5)	CUSTODY CREDITS

Under an agreement with the Custodian Bank, custodian fees are paid by credits for cash balances. Any remaining credits are used to offset expenses
of other vendors and service providers.   If not for the offset agreement,
the assets could have been employed to produce income. During the year ended September 30, 2006, such reductions amounted to $212,651 and $12,859 for the Hawaii Municipal Fund and the Hawaii Intermediate Fund,
respectively.   Credits used to offset expenses were as follows:

                                        Municipal     Intermediate
                                          Fund            Fund

            Custody                   $   26,623         $ 3,000
            Accounting fees               88,794           5,343
            Legal fees                    61,264           3,312
            Audit fees                    28,300               -
            Insurance fees                 2,589             283
            Printing                       3,256             171
            Directors fees                 1,000             400
            Registration                     825             350
                                         -------          ------
                                        $212,651         $12,859
                                         =======          ======

FIRST PACIFIC MUTUAL FUND, INC.
BOARD OF DIRECTORS AND OFFICERS (Unaudited)

Overall responsibility for management of First Pacific Mutual Fund, Inc., (the "Fund") rests with the Board of Directors. Each Director serves during the lifetime of the Fund and until its termination, or until the Director's death, resignation, retirement or removal. The Directors, in turn, elect the officers of the Fund to actively supervise its day-to-day operations. The officers have been elected for an annual term. The following table provides information regarding each Director and officer of the Fund.


                                                                    Number of
                                                                    Portfolios
              Position     Term of                                  in Fund
              And          Office and                               Complex
              Office with  Length of         Principal Occupation   Overseen
Name Age      the          Time              During the Past        by
and Address   Corporation  Served            Five Years             Director
DISINTERESTED DIRECTORS

Clayton W.H. Chow (54) Director Unlimited Term Office Technology Specialist,   2
896 Puuikena Dr.                  18 years     Xerox Corporation
Honolulu, HI  96821                            Account Executive,
                                               Roadway Express

Lynden M. Keala (52)   Director Unlimited Term Account, Executive, Workflow    2
47-532 Hui Iwa St.                 17 years    One
Kaneohe, HI 96744                              Account Executive, Xpedx
                                               (Distribution Division of
                                                International Paper)
                                               Account Executive, Reynolds &
                                               Reynolds (formerly Vanier
                                               Business Forms)

Stuart S. Marlowe (66) Director Unlimited Term Owner, Surfside Sales and       2
PO Box 630507                      18 years    Marketing (Sales and marketing of
Lanai City, HI  96763                          music for the State of Hawaii)
Director

Karen T. Nakamura (62) Director Unlimited Term Executive Vice President & CEO, 2
1727 Dillingham Boulevard           9 years    Building Industry of Hawaii;
Honolulu, HI  96819                            Vice President, Wallpaper
                                               Hawaii, Ltd.

Kim F. Scoggins (59)   Director Unlimited Term Commercial Real Estate,         2
220 S. King Street, #1800           9 years    Colliers Monroe Friedlander, Inc.
Honolulu, HI  96813                            Real Estate, 1250 Oceanside
                                               Partners

INTERESTED DIRECTORS
*Terrence K.H. Lee (49)Director Unlimited Term Director, President and         2
593 Moaniala Street    President   18 years    CEO, Lee Financial Group, Inc.,
Honolulu, HI  96821    and                     First Pacific Securities, Inc.,
                       CEO                     First Pacific Recordkeeping, Inc.


OFFICERS
Nora B. Simpson (46)   Treasurer, Chief        Vice President, CCO, CFO and
503 Blackbird Drive    Compliance Officer,     Treasurer, Lee Financial Group,
Hockessin, DE  19707   Assistant Secretary     Inc., First Pacific Securities,
                                               Inc., and First Pacific
                                               Recordkeeping, Inc.

Charlotte A. Meyer (53)Assistant Treasurer     Director, Assistant Treasurer and
64-5251 Puu Nani Drive	                       Vice President, Lee Financial
PO Box 2834                                    Group, Inc., First Pacific
Kamuela, HI  96743                             Securities, Inc., and First
                                               Pacific Recordkeeping, Inc.

Jean Chun Lee (50)     Secretary               Director, Secretary and Vice
2756 Woodlawn Drive, #6-201                    President, Lee Financial Group,
Honolulu, HI  96822	                       Inc., First Pacific Securities,
                                               Inc., and First Pacific
                                               Recordkeeping, Inc.



There are no other Directorships held by any of the Directors. Terrence K.H. Lee and Jean E. Lee are husband and wife. Terrence K.H. Lee is an interested person of First Pacific Mutual Fund, Inc. by virtue of his relationship as President of the investment adviser and principal underwriter and has had a material and professional relationship with the Fund for the last three completed fiscal years.

Additional information about members of the Board of Directors and executive officers is available in the Statement of Additional Information ("SAI"). To obtain a free copy of the SAI, please call (808) 988-8088.

Hawaii Municipal Fund Investor Class
Hawaii Municipal Fund Institutional Class
Hawaii Intermediate Fund

Shareholder Information


Proxy Voting Policies and Procedures
The Fund has established Proxy Voting Policies and Procedures ("Policies") that the Fund uses to determine how to vote proxies relating to portfolio securities. Shareholders may request copies of the Policies free of charge by calling (808) 988-8088 or by sending a written request to Lee Financial Group Inc., 2756 Woodlawn Drive, Suite #6-201, Honolulu, HI 96822. Copies of the Fund's proxy voting records are posted on the Securities and Exchange Commission's website at www.sec.gov and reflect the 12-month period beginning July 1, 2005 and ending June 30, 2006.

Quarterly Statement of Investments
The Fund files a complete statement of investments with the Securities and Exchange Commission for the first and third quarters for each fiscal year on Form N-Q. Shareholders may view the filed Form N-Q by visiting the Commission's website at www.sec.gov. The filed form may also be viewed and copied at the Commission's Public Reference Room in Washington, DC. Information regarding the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330.

        Disclosure Regarding Approval of the Management Agreement

At a meeting held on July 25, 2006, the Board of Directors First Pacific Mutual Fund, Inc. ("Fund") considered and approved the continuance of the Investment Management Agreement between the Fund and Lee Financial Group Inc. ("LFG") with respect to the Hawaii Municipal Fund and the Hawaii Intermediate Fund (each a "Portfolio" and collectively, the "Portfolios") for an additional one-year period ending September 30, 2007.

Prior to the meeting, the Directors had received detailed information from LFG. This information together with other information provided by LFG and the information provided to the Directors throughout the course of year formed the primary (but not exclusive) basis for the Board's determinations as summarized below. The information, material factors and conclusions that formed the basis for the Board's subsequent approval of the Investment Management Agreement are described below.

1. Information Received

Materials reviewed - During the course of the year, the Directors received a wide variety of materials relating to the services provided by LFG, including reports on each Portfolio's investment results; portfolio composition; portfolio trading practices; and other information relating to the nature, extent and quality of services provided by LFG to the Fund. In addition, the Board reviewed supplementary information that included materials regarding each Portfolio's investment results, management fee and expense comparisons, financial and profitability information regarding LFG, descriptions of various functions such as compliance monitoring and portfolio trading practices, and information about the personnel providing investment management and administrative services to each Portfolio.

Review Process. The Board received assistance regarding legal and industry standards from independent counsel to the independent Directors. The Board discussed the renewal of the agreement with LFG representatives. In deciding to recommend the renewal of the agreement, the Directors did not identify any single issue or particular information that, in isolation, was the controlling factor. This summary describes the most important, but not all, of the factors considered by the Board.

2. Nature, Extent and Quality of Services

In the Board's review of LFG, its personnel and its resources, it considered the depth and quality of LFG's investment management process; the experience, capability and integrity of its senior management and other personnel; the turnover rates of its personnel; and the overall financial strength and stability of its organization. Based on this review, the Board determined that LFG has the capabilities, resources and personnel necessary to manage the Fund and the Board is satisfied with the quality of services provided by LFG in advising the Portfolios.

3. Investment Performance

The Board considered each Portfolio's unique, balanced pursuit of its investment objectives and the investment results of each Portfolio in light of its objectives. The Directors reviewed the short-term and long-term performance of each Portfolio on both an absolute basis and in comparison to benchmark indices. The Directors also reviewed the rankings for each of the Portfolios by an independent rating and ranking organization. Based on that review, the Board concluded that the performance of each of the Portfolios is generally competitive with their benchmark index and other comparable mutual funds.

4. Management Fees and Total Operating Expenses

The Board reviewed the management fees and total operating expenses of each Portfolio and compared such amounts with the industry average fees and expense levels of other comparable Funds. The Board concluded that: the management fees for each Portfolio, both before and after voluntary fee waivers and/or expense offsets, are generally competitive with fees paid by comparable funds and are reasonable as compared to LFG's other similarly managed clients; and the expense ratio of each Portfolio is generally competitive with the expenses paid by comparable funds.

5. Adviser, Costs, Level of Profits, Economies of Scale and Ancillary Benefits

The Board reviewed information regarding LFG's costs of providing services to the Fund, as well as the resulting level of profits to LFG. The Board further concluded that the profit to LFG for investment management services seems reasonable based on the services provided. The Board noted that since the management fees do not contain breakpoints, there would be no economies of scale from reduction of the management fees as the Portfolios' assets grow. In assessing the benefits to LFG from its relationships with the Fund, the Board noted that there are no soft dollar arrangements. The Board also took into account potential benefits to LFG as the Fund's administrator and the engagement of affiliates for distribution, shareholder servicing and transfer agency services and concluded that the management fee for each Portfolio was reasonable in relation to the benefits derived by LFG from these relationships.

6. Conclusions

No single factor was determinative of the Board's decision to re-approve the Investment Management Agreement, but rather the Directors based their determination on the total mix of information available to them. Based on their review, including their consideration of each of the factors referred to above, the Board, including all of the Independent Directors, concluded that the Investment Management Agreement, and the compensation is determined to be fair and reasonable in light of such services provided and expenses incurred under the Agreement.

INVESTMENT MANAGER
Lee Financial Group Inc.
2756 Woodlawn Drive, Suite #6-201
Honolulu, Hawaii  96822-1856

DISTRIBUTOR
First Pacific Securities, Inc.
2756 Woodlawn Drive, Suite #6-201
Honolulu, Hawaii  96822-1856

FUND ACCOUNTANT
Ultimus Fund Solutions, LLC
225 Pictoria Drive, Suite 450
Cincinnati, OH  45246

CUSTODIAN
Union Bank of California, N.A.
350 California Street, 6th Floor
San Francisco, California  94104

LEGAL COUNSEL
Drinker Biddle & Reath LLP
One Logan Square
18th and Cherry Streets
Philadelphia, Pennsylvania  19103-6996

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Tait, Weller & Baker LLP
1818 Market Street, Suite #2400
Philadelphia, Pennsylvania  19103-2108

TRANSFER AGENT
First Pacific Recordkeeping, Inc.
2756 Woodlawn Drive, Suite #6-201
Honolulu, Hawaii  96822-1856